INVESTMENT ADVISORY AGREEMENT
                 -----------------------------


           AGREEMENT  made this 30th day of June,  1983,  between

NICHOLAS  II,  INC.,  a Maryland corporation  (the  "Fund"),  and

NICHOLAS COMPANY, INC., a Wisconsin corporation (the "Adviser"):

           (1)  The Fund hereby employs the Adviser to manage the

investment  and reinvestment of the assets of the  Fund  for  the period and on the terms set forth in this Agreement.  The Adviser hereby  accepts  such  employment  for  the  compensation  herein provided  and agrees, during such period, to render the  services and to assume the obligations herein set forth.

           (2)   The  Adviser shall, for all purposes herein,  be

deemed   to  be  an  independent  contractor  and  shall,  unless

otherwise expressly provided or authorized, have no authority  to act  for or represent the Fund in any way or otherwise be  deemed

an  agent  of  the  Fund.   However, one  or  more  shareholders,

officers,  directors  or employees of the Adviser  may  serve  as directors  and/or officers of the Fund, but without  compensation or  reimbursement of expenses for such services  from  the  Fund.

Nothing  herein contained shall be deemed to require the Fund  to take any action contrary to its Articles of Incorporation or  any applicable  statute or regulation, or to relieve or  deprive  the board  of  directors  of the Fund of its responsibility  for  and control of the affairs of the Fund.

           (3)   The  Adviser,  at its own  expense  and  without

reimbursement  from the Fund, shall furnish office space,  office facilities,  and executive officers and executive expenses  (such as  health  insurance  premiums  and  including  any  other  such expenses  as  may  be  permitted under Section  10(d)(7)  of  the

Investment  Company Act of 1940) for managing the assets  of  the

Fund.   The  Adviser  shall also bear all sales  and  promotional

expenses   of  the  Fund,  including  the  cost  of  prospectuses

delivered  to  prospective investors other  than  those  sent  to

existing   shareholders  and  those  who  have  made  unsolicited

requests for information from the Fund.  The Fund shall bear  the expenses  incurred in complying with laws regulating  the  offer,

issuance  or  sale  of securities.  Fees paid for  attendance  at meetings  of  the Fund's board of directors to directors  of  the

Fund who are not interested persons of the Adviser, as defined in the  Investment Company Act of 1940, as amended, or  officers  or

employees  of  the Fund, shall be borne by the  Fund.   The  Fund

shall  bear  all  other  expenses of  its  operations,  or  shall reimburse the Adviser for such other expenses initially  incurred by  it,  provided  that the total expenses  borne  by  the  Fund,

including the Adviser's fee but excluding all Federal, state  and local  taxes, interest, and brokerage charges, shall not  in  any year  exceed  that percentage of average net asset value  of  the

Fund  for such year, as determined by appraisals made as  of  the close  of  each  business  day, which  is  the  most  restrictive percentage  provided by the state laws of the various  states  in

which  the  Fund's  common  stock is  qualified  for  sale.   The

expenses of the Fund's operation borne by the Fund including,  by way  of  illustration and not limitation, the costs of  preparing and  printing  its  Registration Statements  required  under  the

Securities  Act of 1933 and the Investment Company  Act  of  1940

(and amendments thereto), the Securities Exchange Commission  and in  the  various states, the cost of prospectuses,  the  cost  of stock  certificates, reports to shareholders,  interest  charges,

taxes, legal expenses, noninterested directors' fees, salaries of administrative  and  clerical personnel,  association  membership dues, auditing and accounting services, fees and expenses of  the custodian of the Fund's assets, postage, charges and expenses  of dividend disbursing agents, registrars and stock transfer agents,

the  cost  of  keeping  all  necessary  shareholder  records  and accounts,  and  any  other costs related  to  the  aforementioned items.

     The Fund shall monitor its expense ratio on a regular basis.

At  such  times as it appears that the expenses of the Fund  will exceed the expense limitation established herein, the Fund  shall create  an account receivable from the Adviser for the amount  of such  excess.  The Adviser is deemed indebted to the Fund  as  of the  last day of the Fund's fiscal year and shall pay to the Fund the  amount shown on such account receivable not later  than  the last  day  of  the first month following the end  of  the  Fund's fiscal year.

           (4)   For the services to be rendered and the  charges

and  expenses  to be assumed by the Adviser hereunder,  the  Fund shall  pay to the Adviser an annual fee, paid monthly,  based  on the  average  net  asset  value of the  Fund,  as  determined  by appraisal made as of the close of each business day of the month.

The annual fee shall be .75% (1/16th of 1% on a monthly basis) of such  net  asset value up to and including $50,000,000, and  .60%

(1/20th of 1% on a monthly basis) of the average net asset  value of  the  Fund in excess of $100,000,000.  The Adviser must offset any  excess expenses owed under the expense limitation  contained in  paragraph 3 herein against the minimum fee owed to it by  the

Fund  at  each contract payment date.  Such fee shall be prorated in  any  month in which this Agreement is not in effect  for  the entire month.

           (5)   The Adviser shall not take, and shall not permit

any  of  its  shareholders, officers, directors, or employees  to take  a  long or short position in the shares of the Fund, except for the purchase of shares of the Fund for investment purposes at the  same  price as that available to the public at the  time  of purchase,  or  in connection with the original capitalization  of the Fund.

           (6)  The services of the Adviser to the Fund hereunder

are  not to be deemed exclusive and the Adviser shall be free  to furnish  similar  services to others  so  long  as  the  services hereunder  are  not impaired thereby.  Although the  Adviser  has permitted  and is permitting the Fund to use the name "Nicholas",

it  is  understood and agreed that the Adviser reserves the right to use and permit other persons, firms or corporations, including investment companies, to use such name.

           (7)   This  Agreement may not be amended  without  the

approval  of  the  board of directors of the  Fund,  including  a majority  of the disinterested directors, in the manner  required by  the  Investment Company Act of 1940, and by  the  vote  of  a majority  of  the outstanding voting securities of the  Fund,  as defined in the Investment Company Act of 1940.

           (8)   This  Agreement may be terminated at  any  time,

without the payment of any penalty, by the board of directors  of the  Fund or by a vote of the majority of the outstanding  voting securities of the Fund, as defined in the Investment Company  Act of  1940,  upon  giving sixty (60) days' written  notice  to  the

Adviser.  This Agreement may be terminated by the Adviser at  any time  upon the giving of sixty (60) days' written notice  to  the

Fund.   This Agreement shall terminate automatically in the event

of   its  assignment  (as  defined  in  Section  2(a)(4)  of  the

Investment   Company   Act  of  1940).    Until   terminated   as

hereinbefore provided, this Agreement shall continue in effect so long as such continuance is specifically approved annually by (i)

the board of directors of the Fund or by a vote of a majority  of the  outstanding voting securities of the Fund, as defined in the

Investment  Company Act of 1940, and (ii) the board of  directors of  the Fund in the manner required by the Investment Company Act of  1940,  provided that any such approval may be made  effective not more than sixty (60) days thereafter.

          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed on the day first written.



NICHOLAS II, INC.                  NICHOLAS COMPANY, INC.



By /s/ Albert O. Nicholas          By /s/ David L. Johnson
       ------------------                 -----------------
       Albert O. Nicholas,                David L. Johnson,
       President                          Vice-President


Attest:                            Attest:



 /s/ Thomas J. Saeger               /s/ Thomas J. Saeger
-------------------------          ------------------------
Thomas J. Saeger,                  Thomas J. Saeger,
Secretary                          Assistant Secretary